Adoption Agreement #009
                                   D246284a

                 Standardized Simplified Profit Sharing Plan

                          Paired Profit Sharing Plan

Basic Profit Sharing Plan Considerations

For: Corporate or self-employed employers who want the flexibility of optional contributions.

Maximum Annual Contribution: 15% of compensation up to $30,000.

Eligibility: All employees age 21 or older who have worked for the employer for 2 years.

Contribution: Optional.

Establishment Deadline: December 31, or the end of the employer's fiscal year.

Contribution Deadline: April 15, or date for filing tax return.

Benefits: Contribution is tax-deductible; earnings are tax-deferred.

Financial Programs
Investment Professionals Since 1932

Provided by:
Financial Programs, Inc.
And the Financial Group
of No-Load Mutual Funds

Custodian:
INVESCO Trust Company

A Subsidiary of INVESCO MIM PLC



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[Your Adoption  Agreement and Plan document  constitute the rules and parameters under which your retirement program will operate.] These instructions are intended to assist you, the employer, in choosing the option provisions for your retirement plan. They are not intended to substitute or replace competent legal advice from your attorney or accountant. If further clarification is necessary, contact your counsel or INVESCO Trust Company.

The Standardized Simplified Profit Sharing Plan is designed to make administration of your retirement plan as simple as possible. If you feel your situation requires a more complex retirement plan offering additional options, please call our toll-free number, 800/525-8085, and ask for "Retirement Services."

Employer's Name -------------------------------------------------------------

Employer ID# ----------------------------------------------------------------

Address ---------------------------------------------------------------------

City, State -------------------------------- Zip -----------------

Telephone Number (----------)------------------------------

One Person Plan:        ---- Yes           ---- No

Date of Birth ---------------------------------------------

Contribution Frequency ------------------------------------

         Instructions for Standardized Simplified Profit Sharing Plan

This Adoption Agreement is an important part of your retirement plan. Please carefully read the instructions for each option. You may need to refer to the Plan Document for definitions in the text.

Completes the first blank by putting in the business' name, or, if self-employed, the owner's name.

1.03 Enter the plan name. Examples, ABC Profit Sharing Plan or John Smith Profit Sharing Plan.

1.17 Enter the last day of your tax year (usually December 31).

1.18 New Plan - Enter the first day of your tax year, (usually January 1) and the year.

      Restated Plan - effective date - If you are amending for the Tax Reform Act of 1986, enter: January 1, 1987. If you are amending for another reason, enter the first day of your tax year, example: January 1, 1990.


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      Original established date - Enter the original effective date of your plan from your prior adoption agreement.

2.01 Eligibility

      Restated Plan - Complete the eligibility requirements you originally choose on your prior Adoption Agreement.

      New Plan - Choose an age and/or service requirement applicable to the owner and all employees.

6.01 Distribution Date
Select a "target date" for payouts from the plan due to separation from service, death, disability or attainment of age 59 1/2. Usually this date is after the plan has been valued (e.g.: March 1).

10.0 Provide your Federal tax identification number. Date and sign the Adoption Agreement. Type the name(s) of trustees, (usually the owner and/or managers) and sign the document as trustee.

Plan Number
If this is the first retirement plan for your business, enter 001; if the second, enter 002.

Return your completed Adoption Agreement to INVESCO Trust Company for review and processing. It will be examined for completeness. We will then sign as custodian, and return the original document.

INVESCO TRUST COMPANY USE ONLY: Account Number ---------------------



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                           Adoption Agreement #009
                 Standardized Simplified Profit Sharing Plan
                         (Paired Profit Sharing Plan)

The undersigned,
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("Employer"),   by  executing  this  Adoption  Agreement,  elects  to  become  a participating Employer in the INVESCO Trust Company Defined Contribution Master Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The Employer makes the following elections granted under the provisions of the Plan.

1.02 TRUSTEE. The Trustee executing this Adoption Agreement is:
(Choose (a) or (b))

(a)   A discretionary Trustee.

(b)   A nondiscretionary Trustee. See Section 10.03.

1.03 PLAN. The name of the Plan as adopted by the Employer is
---------------------------------------------------------------------
---------------------------------------------------------------------
1.07 EMPLOYEE. The term "Employee" specifically includes all employees of the Employer.

1.12 COMPENSATION. "Compensation" includes elective contributions and does not exclude any items other than as specified in Section 1.12 of the Plan.

1.17 PLAN YEAR. Plan Year means the 12 consecutive month period ending every---------------------------------------------------------.
The Limitation Year is the Plan Year.

1.18 EFFECTIVE DATE. New Plan. The "Effective Date" of the Plan is ---------------------. Restated Plan. The restated Effective Date is ---------------------------------------. This Plan is a
substitution and amendment of an existing retirement plan(s) originally established ---------------------------------------.

1.27 HOUR OF SERVICE. The crediting method for Hours of Service is the monthly equivalency method.

1.31 LEASED EMPLOYEES. The Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation, if any, under the leasing organization's plan.

2.01 ELIGIBILITY. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions:
(Choose (a) or (b))

(a)   Age ------ (not exceeding 21).


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(b)   ------ (0, 1 or 2) Year(s) of Service without, in the case of 2 Years, an intervening break in Service.

Plan Entry Date/Time of Participation. "Plan Entry Date" means the effective date and the first day of the Plan Year. An Employee will become a Participant on the Plan Entry Date (if employed on that date) nearest the date the Employee completes the above eligibility conditions.

Dual Eligibility. The above eligibility conditions apply to:
(Choose (c) or (d))

(c)   all Employees of the Employer without exception.

(d)   Employees who are not Participants in the Plan as of the Effective Date.

2.02 YEAR OF SERVICE - PARTICIPATION. An Employee must complete 1,000 Hours of Service during an eligibility computation period to receive credit for a Year of Service. After the initial eligibility computation period described in Section
2.02 of the Plan, the Plan measures the eligibility computation period as the 12 consecutive month period beginning with each anniversary of an Employee's Employment Commencement Date.

2.03 BREAK IN SERVICE - PARTICIPATION. The Break in Service rule described in
Section 2.03(B) of the Plan applies to the Employer's Plan.

3.01 AMOUNT. The amount of the Employer's annual contribution to the Trust will equal the amount the Employer may from time to time deem advisable, irrespective of whether the Employer has Net Profits. If the Employer is a member of a related group (as defined in Section 1.30), it may not execute this Adoption Agreement.

3.04 CONTRIBUTION ALLOCATION. The Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

Top Heavy Minimum Allocation. The plan will satisfy the top heavy minimum allocation requirement of Section 3.04(B) as follows: (1) if the Employer does not maintain a Paired Pension Plan, the Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan; and (2) if the Employer maintains a Paired Pension Plan, that Paired Pension Plan will guarantee the top heavy minimum allocation and this Plan does not guarantee that minimum.

3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under
Section 9.14, the Advisory Committee will allocate a Participant forfeiture, as an Employer contribution for the Plan Year in which the forfeiture occurs, as if the Participant forfeiture were an additional Employer contribution for that Plan Year.


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3.06  ACCRUAL  OF  BENEFIT.  For any Plan  Year,  the  Advisory  Committee  will
determine  the   allocation   under  Section  3.04  by  taking  into  account  a
Participant's Compensation for the entire Plan Year. To receive an allocation of Employer contributions (and Participant forfeitures), the Participant: (a) if he is employed by the Employer on the last day after the Plan Year, must complete at least one Hour of Service for that Plan Year, and (b) if he is not employed by the Employer on the last day of the Plan Year, the Participant must complete at least 501 Hours of Service during the Plan year, except there is no Hour of Service requirement if the Participant terminates employment during the Plan year on account of death, disability or attainment of Normal Retirement Age.

3.15 MORE THAN ONE PLAN LIMITATION. If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals the produce of: (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code Section 415); times (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan, divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code Section 415).

3.18 DEFINED BENEFIT PLAN LIMITATION. The limitation under Section 3.18 of the Plan does not apply to the Employer's Plan if the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan. If the limitation under Section 3.18 does apply, the Employer will reduce the Participant's projected annual benefit under the defined benefit plan under which the Participant participates and will apply the 100% limitation described in Section 3.19(1), unless the Employer provides an alternative compliance method in an addendum to this Section 3.18.

5.01 NORMAL RETIREMENT. Normal Retirement Age under the Plan is age 59 1/2.

5.02 PARTICIPANT DEATH OR DISABILITY. The 100% vesting rule of Section 5.02 applies to death and to disability.

5.03 VESTING SCHEDULE. Subject to Section 9.14 of the Plan, a Participant's Accrued Benefit is 100% Nonforfeitable at all times. The deemed cash-out rule does not apply.

5.06 YEARS OF SERVICE - VESTING. An Employee receives credit for a Year of Service for vesting purposes if he completes at least 1,000 Hours of Service during a Plan Year.



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5.08 INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically includes all Years of Service.

[Note: If Section 6.01 or Section 6.03 liberalizes the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the Effective Date of this Adoption Agreement.]

6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. A distribution date under the Plan means
-------------------------------------------------------------------------------
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If a Participant's  Nonforfeitable Accrued Benefit does not exceed $3,500, or if the Participant separates from Service because of disability, the distribution date, subject to the limitations of Section 6.01(A), is the first distribution date following the Participant's Separation from Service. The Plan does not permit a hardship distribution. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan treats the default as a distributable event. The
Trustee,   at  the  time  of  the   default,   will  reduce  the   Participant's
Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) of the Plan's security interest in that Nonforfeitable Accrued Benefits.

6.03 BENEFIT PAYMENT ELECTIONS. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit as of any distribution date following his Separation from Service. Furthermore, subject to the restrictions of Article VI, until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable Accrued Benefit after he attains Normal Retirement Age.

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The annuity distribution requirements of Section 6.04 apply only to a Participant described in Section 6.04(E) of the Plan (relating to the profit sharing plan exception).

9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account) occurs more than 90 days after the most recent valuation date, the distribution will include interest at 0% per annum.

10.0 The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Master Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized



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officers has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this ----- day of---------------, 19-----.

Name and EIN of Employer: ---------------------------------------------------

Signed: ---------------------------------------------------------------------

Name(s) of Trustee: ---------------------------------------------------------

Signed: ---------------------------------------------------------------------

Signed: ---------------------------------------------------------------------
Name of Custodian: INVESCO Trust Company

Signed:----------------------------------------------------------------------

[Note: A Trustee is mandatory, but a Custodian is optional. See Section 10.03 of the Plan.]

Plan Number. The plan's 3-digit number assigned for ERISA reporting purposes (Form 5500 Series) is: ------------------------------.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Master Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph. The Master Plan Sponsor offers the following Paired Pension Plan(s) with this Paired Profit Sharing Plan, identified by 3-digit adoption agreement number: 004 and 010.

Master Plan Sponsor. The Master Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of any amendment of this Master Plan or of any abandonment or discontinuance by the Master Plan Sponsor of its maintenance of this Master Plan. For inquiries regarding the adoption of the Master Plan, the Master Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Master Plan Sponsor, please contact the Master Plan Sponsor at the following address and telephone number: INVESCO Trust Company, 7800 East Union Ave., Suite 800, Denver, Colorado 80237, (303) 779-0731.

Reliance on Opinion Letter. If the Employer does not maintain (and has never maintained) any other plan other than this Plan and a Paired Pension Plan, it may rely on the Master Plan Sponsor's opinion letter covering this Plan for purposes of plan qualification. For this purpose, the Employer has not maintained another plan if this Plan, or the Paired Pension Plan , amended and restated that prior plan and the prior plan was the same type of plan as the restated plan. If the Employer maintains or has maintained another plan other than a Paired Pension Plan, including a welfare benefit fund, as defined in Code Section 419(e), which provides post-retirement medical benefits for key employees (as defined in Code Section 419A(d)(3)), or an individual medical account (as defined in Code Section 415(1)(2)), the Employer may not rely on this Plan's qualified status unless it obtains a determination letter from the applicable IRS Key District office.







adop-agr\sspsp.009